DEWEY BALLANTINE LLP
                           1301 AVENUE OF THE AMERICAS
                               NEW YORK 10019-6092
                  TELEPHONE 212 259-8000 FACSIMILE 212 259-6333

                                    December 9, 1999

Copelco Capital Receivables LLC
700 East Gate Drive
Mount Laurel, New Jersey 08054-5400

                                    Re:   Copelco Capital Receivables LLC
                                          Registration Statement on Form S-3
                                          (File No. 333-79903)

Ladies and Gentlemen:

            We have acted as special counsel for Copelco Capital Receivables LLC, a Delaware limited liability company (the "Issuer"), in connection with the preparation of the above-referenced Registration Statement on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), in respect of equipment lease asset-backed notes (the "Offered Notes"), each series to be issued under a separate Indenture, in substantially the form filed as an exhibit to the Registration Statement, among the Issuer, Copelco Capital, Inc. and the trustee to be named in the related prospectus supplement.

            In that regard, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion.

            The opinions expressed below are subject to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and to general equity principles.

            We are admitted to the Bar of the State of New York and we express no opinion as to the laws of any other jurisdiction except as to matters that are governed by Federal law or the laws of the State of New York. All opinions expressed herein are based on laws, regulations and policy guidelines currently in force and may be affected by future regulations.

            Based upon the foregoing, we are of the opinion that when, in respect of a series of Offered Notes, an Indenture has been duly authorized by all necessary action and duly executed and delivered by all necessary parties for such series and when the Offered Notes have been duly executed and authenticated in accordance with the provisions of the Indenture, and issued and sold as contemplated in the Registration Statement, as amended or supplemented, delivered pursuant to
Section 5 of the Act in connection therewith, such Offered Notes will be a binding obligation of the registrant, legally and validly issued and the holders of such Offered Notes will be entitled to the benefits of such Indenture.


            We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this opinion, we do not concede that we are experts within the meaning of the Act or the rules and regulations therewith, or that this consent is required by Section 7 of the Act.

                                        Very truly yours,

                                        DEWEY BALLANTINE LLP


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